EXHIBIT 10.33

TIME SHARING AGREEMENT

This Time Sharing Agreement (this "Agreement") is dated this 17th day of December 2018, by and between Pfizer Inc., a Delaware corporation (the "Company") and Ian C. Read, an individual ("Lessee”).

RECITALS

WHEREAS, Company rightfully possesses and operates the aircraft identified on Schedule I hereto (the "Aircraft") under Part 91 of the Federal Aviation Regulations (“FARs”) incidental to its primary business; and
WHEREAS, Company desires to make the Aircraft available to Lessee, and Lessee desires to utilize the Aircraft, from time to time on a non-exclusive time-sharing basis as authorized under Sections 91.501(b)(6), 91.501(c)(1) and 91.501(d) of the FARs; and
WHEREAS, this Agreement is a time sharing agreement as defined in Section 91.501(c)(1) of the FAR, and use of the Aircraft pursuant to this Agreement will comply with the requirements of FAR 91.501(b)(6), 91.501(c)(1) and 91.501(d).
NOW, THEREFORE, in consideration of the foregoing, and the other agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby conclusively acknowledged, the parties, intending to be legally bound hereby, agree as follows:
1.    Provision of Aircraft; Term. Company agrees to provide the Aircraft to and operate the Aircraft for Lessee on a non-exclusive basis from time to time as mutually agreed between the parties pursuant to the provisions of FAR 91.501(b)(6), 91.501(c)(1) and 91.501(d) and to provide a fully qualified flight crew for all operations conducted under this Agreement. This Agreement shall be effective on the date set forth above and shall remain in effect until terminated by either party upon ten (10) business days’ prior written notice to the other.
2.    Lease Fee. Lessee shall pay to Company for each flight conducted under this Agreement a lease fee ("Lease Fee") not to exceed the actual expenses of each specific flight as authorized by FAR Part 91.501(d) (including related deadhead flights, if applicable). Such actual expenses shall include and are limited to:
(a)    Fuel, oil, lubricants, and other additives;
(b)    Travel expenses of the crew, including food, lodging and ground transportation;
(c)    Hangar and tie-down costs away from the Aircraft's base of operations;
(d)    Insurance obtained for the specific flight;

(e)	Landing fees, airport taxes and similar assessments;
(f)    Customs, foreign permit, and similar fees directly related to the flight;
(g)    In flight food and beverages;
(h)    Passenger ground transportation;
(i)    Flight planning and weather contract services; and

(j)	An additional charge equal to 100 percent of the expenses listed in subparagraph 2(a) above.
In no event shall the Lease Fee include any costs not listed above.
3.    Taxes. The parties acknowledge that, with the exception of Sections 2(g) and (h) hereof, the payments specified in Section 2 from Lessee to Company are subject to federal excise tax imposed under Article 4261 of the Internal Revenue Code of 1986, as amended (the “Federal Excise Tax”). If applicable, Lessee shall pay to Company (for remittance to the appropriate governmental agency) all Federal Excise Tax applicable to flights of the Aircraft conducted hereunder.
4.    Prepayment. From time to time, Lessee may deliver to Company a mutually agreed sum to fund an account for anticipated Lease Fees (the “Prepayment Fund”). No interest shall be paid on the Prepayment Fund. Immediately upon presentment of invoices for time sharing flights, Company shall apply funds from the Prepayment Fund to pay for Lease Fees for such flights. Monthly reconciliations shall be provided to Lessee which shall set forth the expenses comprising the Lease Fees of each specific flight through the last day of the month in which any flight or flights for the account of Lessee occur. In the event Lease Fees exceed the Prepayment Fund in any given month, Lessee shall pay such Lease Fees upon receipt of the invoice for the amounts exceeding the Prepayment Fund, which invoice shall be presented within fifteen (15) days of the time such Lease Fees are incurred. Upon termination of this Agreement, any funds remaining in the Prepayment Fund shall be returned to Lessee within thirty (30) days. As a matter of clarification, the Prepayment Fund is in the nature of a deposit and not payment for transportation unless and until such time as an invoice for Lease Fees is presented and funds are withdrawn to pay such invoice.
5.    Operating Expenses. Company shall pay all expenses related to the operation of the Aircraft for time-sharing flights when such expenses are incurred.
6.    Flight Information. Lessee will provide Company with requests for flight time and proposed flight schedules as far in advance of any given flight as possible. Requests for flight time shall be in a form, whether written or oral, mutually convenient to, and agreed upon by the parties. In addition to the proposed schedules and flight times, Lessee shall provide at least the following information for each proposed flight prior to scheduled departure as required by the Company or Company's flight crew:
(a)    proposed departure point;
(b)    destination;
(c)    date and time of flight;

(d)	the number, name, and relationship to the Lessee of anticipated passengers;
(e)    the nature and extent of luggage and/or cargo to be carried;
(f)    the date and time of return flight, if any; and
(g)    any other information concerning the proposed flight that may be pertinent or required by Company or Company's flight crew.
7.    Authority to Schedule. Company shall have final authority over the scheduling of the Aircraft. It is understood that Company shall not be obligated to retain or contract for additional flight crew or maintenance personnel or equipment in order to accommodate Lessee's schedule requests.

8.    Operational Control. The Company shall be responsible for all aspects of the physical and technical operation of the Aircraft and the safe performance of all flights, and shall retain and exercise exclusive operational control of the Aircraft during all phases of flight, including pre-flight and post-flight duties, and including, without limitation, all flights during which Lessee and/or Lessee’s guests are on-board the Aircraft. Consistent with the Company’s operational control responsibilities, Company shall be solely responsible to secure maintenance, preventive maintenance and required or otherwise necessary inspections on the Aircraft, and shall take such requirements into account in scheduling the Aircraft. All costs and expenses related to the maintenance of the Aircraft shall be the responsibility of the Company. No period of maintenance, preventative maintenance or inspection shall be delayed or postponed for the purpose of scheduling the Aircraft, unless said maintenance or inspection can be safely conducted at a later time in compliance with all applicable laws and regulations, and within the sound discretion of the pilot in command. All flight operations under this Agreement shall be conducted under Part 91 of the FAR.
9.    Authority of Pilot in Command and Flight Crew. For each flight conducted under this Agreement, the Aircraft will be operated only by a qualified flight crew. The pilot in command shall have final and complete authority to cancel any flight for any reason or condition that in his or her judgment would compromise the safety of the flight. Lessee specifically agrees that the flight crew, in its sole discretion, may terminate any flight, refuse to commence any flight, or take other action which in the considered judgment of the pilot in command is necessitated by considerations of safety. No such action of the pilot in command shall create or support any liability for loss, injury, damage or delay to Lessee or any other person. The parties further agree that Company shall not be liable for delay or failure to furnish the Aircraft and crew pursuant to this Agreement for any reason whatsoever.
10.    Lessee’s Covenants, Representations and Warranties. Lessee covenants, represents and warrants to the Company that during the term of this Agreement:
(a)    Lessee shall use the Aircraft for and on account of Lessee’s own business or personal use only, and will not use the Aircraft for the purpose of providing transportation of passengers or cargo for compensation or hire or in violation of applicable FARs or any agreements entered into by the Company relating to the Aircraft;
(b)    Lessee shall refrain from incurring any mechanics or other lien in connection with inspection, preventative maintenance, maintenance or storage of the Aircraft, whether permissible or impermissible under this Agreement, and Lessee shall not attempt to convey, mortgage, assign, lease or any way alienate the Aircraft or create any kind of lien or security interest involving the Aircraft or do anything or take any action that might mature into such a lien; and
(c)    Lessee shall, and shall cause any passengers in Lessee’s party to, abide by and conform to all such laws, governmental and airport orders, rules and regulations, as shall from time to time be in effect relating in any way to the use of the Aircraft by a timesharing lessee.
11.    Risk of Loss. The Company assumes and shall bear the entire risk of loss, theft, confiscation, damage to, or destruction of the Aircraft from any cause whatsoever, except to the extent attributable to the gross negligence or willful misconduct of Lessee or Lessee’s guests on the Aircraft.
12.    Insurance. During the term of this Agreement, the Company shall maintain and have in force (i) all-risk hull insurance covering the fair market value of the Aircraft which policy shall be deemed primary in the event of any incident or accident and (ii) aviation liability insurance of at least Three Hundred Million Dollars ($300,000,000) combined single limit. Company shall cause Lessee to be added as an additional insured to its aviation liability insurance.
13.    Home Base. For purposes of this Agreement, the permanent base of operation of the Aircraft shall be as set forth on Schedule A hereto, or such other location as shall be determined by the Company from time to time.
14.    Successors and Assigns. Neither this Agreement, nor any party's interest herein shall be assignable to any other party whatsoever. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their respective heirs, representatives, successors and permitted assigns.
15.    Governing Law. This Agreement constitutes the entire agreement of the parties with respect to the time share of the Aircraft as set forth herein. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
16.    Subordination. All rights and interests of Lessee hereunder and in and to the Aircraft are, and at all times shall be and remain, subject and subordinate to the rights and interests of the owner of each Aircraft under the aircraft lease agreements between such owner and the Company. Notwithstanding anything to the contrary contained herein, this Agreement shall terminate, or be canceled, immediately at the option of the Aircraft owner upon the occurrence of an event of default thereunder.
17.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same Agreement, binding on all the parties notwithstanding that all the parties are not signatories to the same counterpart. The parties may effectively deliver an executed counterpart of a signature page of this Agreement by facsimile or in electronic (“pdf” or “tif”) format.
18.    Further Acts. Lessor and Lessee shall from time to time perform such other and further acts and execute such other and further instruments as may be required by law or may be reasonably necessary to: (i) carry out the intent and purpose of this Agreement; and (ii) establish, maintain and protect the respective rights and remedies of the other party.
19.    Entire Agreement. This Agreement constitutes the entire understanding among the Parties with respect to its subject matter, and there are no representations, warranties, rights, obligations, liabilities, conditions, covenants, or agreements other than as expressly set forth herein.
20.    Severability. In the event that any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal, or unenforceable, those provisions shall be replaced by provisions acceptable to both Parties to this Agreement.
21.    Disclaimer; Consequential Damages. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER COMPANY NOR AIRCRAFT OWNER HAVE MADE ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT, INCLUDING WITH RESPECT TO ITS DESIGN, CONDITION, QUALITY OF MATERIALS AND WORKMANSHIP, MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, AIRWORTHINESS OR SAFETY. IN NO EVENT SHALL COMPANY OR OWNER BE LIABLE TO THE LESSEE, ITS MEMBERS, MANAGERS, OFFICERS, DIRECTORS, EMPLOYEES, AFFILIATES, GUESTS OR AGENTS (FOR THE PURPOSE OF THIS SECTION 21 HEREOF, COLLECTIVELY, “LESSEE”), FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES, HOWEVER ARISING,

WHETHER COMPANY KNEW OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGE, LOSS OR EXPENSE INCLUDING, WITHOUT LIMITATION, IN RESPECT OF ANY DELAY IN ARRIVAL OR DEPARTURE.
22.    Notices. All communications, declarations, demands, consents, directions, approvals, instructions, requests and notices required or permitted by this Agreement shall be in writing and shall be deemed to have been duly given or made when delivered personally or transmitted electronically by e-mail or facsimile, receipt acknowledged, or in the case of documented overnight delivery service or registered or certified mail, return receipt requested, delivery charge or postage prepaid, on the date shown on the receipt therefor, in each case at the address set forth on Schedule A hereto:
23.    TRUTH IN LEASING STATEMENT PURSUANT TO 14 CFR PART 91.23
THE AIRCRAFT HAVE BEEN MAINTAINED AND INSPECTED UNDER FAR PART 91.409(f)(3) DURING THE 12 MONTH PERIOD PRECEDING THE DATE OF THIS AGREEMENT.

THE COMPANY, A DELAWARE CORPORATION, CERTIFIES THAT THE AIRCRAFT ARE IN COMPLIANCE WITH ALL APPLICABLE MAINTENANCE AND INSPECTION REQUIREMENTS FOR OPERATIONS TO BE CONDUCTED UNDER THIS AGREEMENT. THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED UNDER FAR PART 91.409(f)(3) FOR OPERATIONS TO BE CONDUCTED UNDER THIS AGREEMENT.

THE COMPANY CERTIFIES AND ACKNOWLEDGES THAT WHENEVER THE AIRCRAFT ARE OPERATED UNDER THIS AGREEMENT, THE COMPANY SHALL BE KNOWN AS, CONSIDERED AND SHALL IN FACT BE RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT IDENTIFIED AND TO BE OPERATED UNDER THIS AGREEMENT. EACH PARTY CERTIFIES THAT IT UNDERSTANDS ITS RESPECTIVE RESPONSIBILITIES, IF ANY, FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS. I, THE UNDERSIGNED, JOHN D. WITZIG, AS VICE PRESIDENT OF THE COMPANY, CERTIFY THAT THE COMPANY IS RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT FOR OPERATIONS TO BE CONDUCTED UNDER THIS AGREEMENT AND THAT THE COMPANY UNDERSTANDS ITS RESPONSIBILITIES FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.

EACH PARTY UNDERSTANDS THAT AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE.

THE ADDRESS OF THE COMPANY IS 235 EAST 42ND STREET, NEW YORK, NEW YORK 10017.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PFIZER INC.

By:/s/ JOHN D. WITZIG
Name: John D. Witzig
Title: Vice President

/s/ IAN C. READ
IAN C. READ

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